Exhibit 10.2

EXECUTION COPY

INDEMNITY REINSURANCE AGREEMENT

between

AMERICAN EXCHANGE LIFE INSURANCE COMPANY

(Ceding Company)

and

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

(Reinsurer)

Effective as of April 1, 2009

i

ii

INDEMNITY REINSURANCE AGREEMENT

THIS INDEMNITY REINSURANCE AGREEMENT (the “Agreement”), effective as of April 1, 2009, is made and entered into by and between AMERICAN EXCHANGE LIFE INSURANCE COMPANY, a Texas stock life and health insurance company (the “Ceding Company”) and COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY, a Massachusetts stock life insurance company (the “Reinsurer”).

WHEREAS, the Ceding Company has issued or assumed certain life insurance and annuity Policies, which are identified by policy form number and/or plan code on Exhibit A attached hereto; and

WHEREAS, the Ceding Company, together with certain of its Affiliates named therein, and the Reinsurer have entered into (i) that certain Master Agreement dated November 26, 2008, as amended by Amendment Number 1 to Master Agreement, dated April 24, 2009 (the “Amendment”), with FAFLIC (collectively, the “Master Agreement”) and (ii) that certain Joinder Agreement, dated January 9, 2009, with FAFLIC (the “Joinder Agreement”), pursuant to which, among other things, the Ceding Company and the Reinsurer have mutually agreed to enter into this Agreement pursuant to which the Ceding Company shall cede, and the Reinsurer shall indemnity reinsure, the Insurance Liabilities on a one hundred percent (100%) coinsurance basis on the terms and conditions stated herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Master Agreement and Joinder Agreement, and in reliance upon the representations, warranties, conditions and covenants contained herein and therein, and intending to be legally bound hereby, the Ceding Company and the Reinsurer hereby agree as follows:

ARTICLE I

DEFINITION OF TERMS

Section 1.1. Definitions.  Capitalized terms used in this Agreement, but not otherwise defined in this Article I, shall have the meaning given thereto in the Master Agreement. The following capitalized words and terms shall have the following meanings when used in this Agreement:

(a)                                  “Affiliate” has the meaning ascribed thereto in the Master Agreement.

(b)                                 “Agreement” has the meaning set forth in the Preamble.

(c)                                  “Amendment” has the meaning set forth in the second recital hereof.

(d)                                 “Applicable Law” has the meaning ascribed thereto in the Master Agreement.

(e)                                  “Approved Designee” has the meaning ascribed thereto in the Services Agreement.

(f)                                    “Books and Records” has the meaning ascribed thereto in the Master Agreement.

(g)                                 “Business Day” has the meaning ascribed thereto in the Master Agreement.

(h)                                 “Ceding Company” has the meaning set forth in the Preamble.

(i)                                     “Ceding Company Caused Extra Contractual Liabilities” means all Extra Contractual Liabilities that are not Reinsurer Caused Extra Contractual Liabilities or Reinsurer Covered Extra Contractual Liabilities.

(j)                                     “Ceding Company Indemnified Parties” has the meaning set forth in Section 6.2.

(k)                                  “Ceding Company Service Period” means the period commencing on the Closing Date and ending on the Transition Date.

(l)                                     “Closing” has the meaning ascribed thereto in the Master Agreement.

(m)                               “Closing Date” has the meaning ascribed thereto in the Master Agreement.

(n)                                 “Closing Date Ceding Commission” means the “Closing Date Ceding Commission” determined with respect to the Ceding Company pursuant to the Master Agreement. The Closing Date Ceding Commission shall be credited to the Ceding Company as a reduction in the Settlement Amount that would otherwise be payable by the Ceding Company to the Reinsurer at Closing under Section 2.2 of the Master Agreement and Section 3.1 of this Agreement.

(o)                                 “Closing Fee” has the meaning ascribed thereto in the Amendment.

(p)                                 “Code” means the Internal Revenue Code of 1986, as amended.

(q)                                 “Coinsurance Effective Date” means 12:01 a.m. (New York time) on the first calendar day of the calendar month in which the Closing occurs.

(r)                                    “Conversion Services” has the meaning ascribed thereto in the Services Agreement.

(s)                                  “Cost of Capital” means the cost of a capital decrease resulting from the establishment of an Interest Maintenance Reserve liability calculated as follows:

The product of (i) the average of the amounts of the Interest Maintenance Reserve liability (a) as of the first day of each calendar year (except in the case of the year in which the Coinsurance Effective Date occurs, which shall be as of the last day of the calendar quarter preceding the Coinsurance Effective Date) and (b) as of the last day of each calendar year, multiplied by (ii) an annual, simple interest rate equal to 5% (pro-rated for the year in which the Coinsurance Effective Date occurs) (in this manner, the Cost of Capital is amortized in accordance with the Ceding Company’s Interest Maintenance Reserve amortization schedule as reported in its statutory annual financial statement dated as of and for the period ended December 31, 2008 over a period of ten (10) years).

(t)                                    “Dispute Notice” has the meaning set forth in Section 3.1(d).

(u)                                 “ECL Cap” means an amount not to exceed in the aggregate $10,000,000 in respect of Losses sustained or incurred by, or asserted against, (x) the Ceding Company Indemnified Parties in respect of Reinsurer Covered Extra Contractual Liabilities, (y) those other “Ceding Company Indemnified Parties” in respect of “Reinsurer Covered Extra Contractual Liabilities” under each of the other “Coinsurance Agreements” (as defined in the Master Agreement), entered into by the Reinsurer or FAFLIC, as the case may be, and Affiliates of the Ceding Company of even date herewith, and (z) the Reinsurer or FAFLIC, as the case may be, in respect of Reinsurer Covered Extra Contractual Liabilities hereunder and under such other “Coinsurance Agreements” identified in clause (y), taken as a whole.  For the avoidance of doubt, any payment made by either the Reinsurer or FAFLIC, as the case may be, (i) in respect of “Reinsurer Covered Extra Contractual Liabilities” under any other such “Coinsurance Agreement” shall be applied against the ECL Cap under this Agreement as if such payment had been made hereunder, and (ii) under clauses (x), (y) or (z) of this definition shall be applied against the ECL Cap only one time and shall not be counted as a payment made pursuant to more than one such clause.

(v)                                 “Excluded Liabilities” means any claim, obligation or liability arising under, in connection with, or with respect to, the Policies:

(i)                                     for Premium Taxes, including any litigation or expenses concerning Premium Taxes, to the extent arising with respect to premiums collected on the Policies attributable to all periods before the Coinsurance Effective Date, and/or to the extent based upon assessments relating to all periods prior to the Coinsurance Effective Date;

(ii)                                  (x) in connection with participation by the Ceding Company, whether voluntary or involuntary, in any guaranty fund or other residual market mechanism established or governed by any state or jurisdiction to the extent arising with respect to premiums attributable to all periods prior to the Coinsurance Effective Date and/or (y) to the extent based upon regulatory fines or assessments relating to events which initially occurred or commenced prior to the Transition Date (provided, that such liability or other obligation will not be an Excluded Liability if it arose out of any act or omission of the Ceding Company or its Affiliate that occurred (or in the case of an omission, failed to occur) on or after the Closing Date and was made at the written or express direction or request of the Reinsurer or its designees);

(iii)                               for Ceding Company Caused Extra Contractual Liabilities;

(iv)                              for escheat liabilities arising in respect of all periods prior to the Coinsurance Effective Date;

(v)                                 for all Producer Payments;

(vi)                              relating to disputes, litigation, investigations by Governmental Authorities, arbitrations or legal proceedings arising out of acts or omissions of the Ceding Company or its Affiliates that occurred prior to the Closing Date in connection with the Policies, solely to the extent such liabilities are not Extra Contractual Liabilities;

(vii)                           for all premiums, payments, fees or other consideration or amounts due at any time with respect to Reinsurance Coverage;

(viii)                        or portions of the Policies, in each case, to the extent reinsured or purported by the Ceding Company to be reinsured under Reinsurance Coverage, whether or not such coverage is collected or collectible;

(ix)                                for any payment to the Internal Revenue Service or any other Person resulting from or attributable to any act or omission of the Ceding Company (including errors of product design, language, or administration, or inaccurate or incomplete data maintained in Books and Records) resulting in non-compliance of any Policy with the requirements of the Code to the extent such act or omission was not made at the written or express direction or request of the Reinsurer or its designees;

(x)                                   incurred by the Ceding Company in connection with a breach, or other failure to perform, by the Ceding Company of the terms of any acquisition agreement pursuant to which any of the Policies were originally acquired by the Ceding Company, except as such breach or failure to perform results from acts or omissions by the Ceding Company made at the written or express direction or request of the Reinsurer or its designees;

(xi)                                arising from the remediation processes in the States of Wisconsin and New York, respectively;

(xii)                             arising from any errors or omissions made by the Ceding Company, its Affiliates or designees in calculating, paying, documenting or administering any surrender charges on annuity contracts included among the Policies, including those errors that arose in respect of surrender charges in the State of Utah; and

(xiii)                          solely to the extent arising from changes that are made by the Ceding Company to the non-guaranteed elements under the Policies without the prior written consent of the Reinsurer other than such changes that are required by Applicable Law.

Excluded Liabilities shall not include any gross liabilities and obligations incurred by the Ceding Company to the extent attributable to acts, errors or omissions of the Reinsurer or its designees in connection with the Reinsurer’s or its designees’ (x) exercise of contractual rights and privileges of the Ceding Company under the Policies pursuant to the Transaction Agreements, including pursuant to Sections 2.1(a) and 4.11 hereof or (y) performance of Required Services after the Transition Date. In no event shall the term “designees” as used in this paragraph or in Section 6.2(d)(i) include the Ceding Company, its Affiliates or their designees.

(w)                               “Extra Contractual Liabilities” means all liabilities, obligations and other losses (including lost profits) incurred or arising at any time under or relating to any Policy that are not covered by, or that are in excess of, the contractual benefits arising under the express terms and conditions of such Policies, whether to Policyholders, Producers, Governmental Authorities or any other Person, which liabilities and obligations or losses shall include any liability for fines, penalties, forfeitures, excess or penalty interest, punitive, exemplary, special or any other form of extra contractual damages relating to the Policies, and attorneys’ fees and expenses awarded, and which arise from any act, error or omission of a party or its designees, whether or not intentional, negligent, in bad faith or otherwise, including any act, error or omission of a party or its designees relating to (i) the marketing, underwriting, production, issuance, cancellation or administration of the Policies, (ii) the investigation, defense, trial, settlement or handling of claims, benefits or payments arising out of or relating to the Policies, or (iii) the failure to pay or the delay in payment, or errors in calculating or administering the payment, of benefits, claims or any other amounts due or alleged to be due under or in connection with the Policies.

(x)                                   “Final Settlement Amount” has the meaning set forth in Section 3.1(b).

(y)                                 “Final Settlement Date” has the meaning set forth in Section 3.1(e).

(z)                                   “Governmental Authority” has the meaning ascribed thereto in the Master Agreement.

(aa)                            “Independent Accountant” means Deloitte & Touche LLP; provided, that if such accounting firm is either unable or unwilling to accept such engagement, the Ceding Company and the Reinsurer shall jointly request the American Arbitration Association to appoint, within ten (10) Business Days from the date of such request, an internationally recognized firm of public accountants independent of both the Ceding Company and the Reinsurer to serve as Independent Accountant.

(bb)                          “Insurance Liabilities” means all claims, obligations, indemnities, losses or liabilities (and no others) arising under, in connection with, or with respect to, the Policies (other than, in all cases, Excluded Liabilities):

(i)                                     prior to or after the Coinsurance Effective Date under the express terms of the Policies, including (x) any right to purchase additional coverage and obligations arising under legal or regulatory requirements, (y) any loss settlements within Policy limits, and (z) all such liabilities relating to actions, suits or claims instituted at or after the Coinsurance Effective Date by a Person;

(ii)                                  for Reinsurer Caused Extra Contractual Liabilities and Reinsurer Covered Extra Contractual Liabilities, subject to the limitations contained in Section 6.2;

(iii)                               for all Premium Taxes, including any litigation expenses (but only if initiated by or at the request of Reinsurer) concerning Premium Taxes, to the extent arising with respect to premiums on the Policies attributable to periods on or after the Coinsurance Effective Date, and/or to the extent based upon assessments relating to all periods on or after the Coinsurance Effective Date;

(iv)                              (x) in connection with participation by the Ceding Company, whether voluntary or involuntary, in any guaranty fund or other residual market mechanism established or governed by any state or jurisdiction to the extent arising with respect to premiums on the Policies attributable to periods on or after the Coinsurance Effective Date and/or (y) to the extent based upon regulatory fines or assessments relating to periods on or after (A) the Closing Date, but only to the extent such regulatory fines or assessments arose out of any act or omission of the Ceding Company or its Affiliate that occurred (or in the case of an omission, failed to occur) on or after the Closing Date and was made at the written or express direction or request of the Reinsurer or its designees, or (B) the Transition Date;

(v)                                 for all out-of-pocket loss adjustment expenses incurred from and after the Transition Date by the Ceding Company with respect to the Policies (other than in connection with the Ceding Company’s participation in such expenses under the Services Agreement);

(vi)                              for escheat liabilities for checks issued by the Reinsurer on or after the Coinsurance Effective Date; and

(vii)                           for amounts payable on or after the Coinsurance Effective Date for returns or refunds of premiums under the Policies.

(cc)                            “Interim Services” has the meaning ascribed thereto in the Services Agreement.

(dd)                          “Joinder Agreement” has the meaning ascribed thereto in the second recital hereof.

(ee)                            “Loss” or “Losses” has the meaning ascribed thereto in the Master Agreement.

(ff)                                “Master Agreement” has the meaning set forth in the second recital hereof.

(gg)                          “Ongoing Services” has the meaning ascribed thereto in the Services Agreement.

(hh)                          “Penn Life Retrocession Agreement” has the meaning ascribed thereto in the Amendment.

(ii)                                  “Permitted Transactions” has the meaning ascribed thereto in the Master Agreement.

(jj)                                  “Person” has the meaning ascribed thereto in the Master Agreement.

(kk)                            “Policies” means each of those insurance policy contracts and/or annuity contracts issued or assumed by the Ceding Company (i) prior to 12:01 a.m. (New York time) on the Coinsurance Effective Date and that are identified by policy form number and/or plan code on Exhibit A attached hereto and that are in effect on the Coinsurance Effective Date or (ii) that are reinstated in, or otherwise the subject of, a Permitted Transaction.  “Policies” shall not include any insurance policy contracts and/or annuity forms (including any net retained liabilities of the Ceding Company thereunder) in respect of which the Ceding Company has ceded all or a portion of the liabilities thereunder to Wilton Reassurance Company pursuant to the Wilton Re Agreements.

(ll)                                  “Policyholder” has the meaning ascribed thereto in the Master Agreement.

(mm)                      “Premium Taxes” means the taxes, assessments, and fees imposed on premiums relating to the Policies by any state, local, or municipal taxing authority together with any related interest, penalties and additional amounts imposed by any taxing authority with respect thereto, including retaliatory taxes.

(nn)                          “Producer” has the meaning ascribed thereto in the Master Agreement.

(oo)                          “Producer Agreement” means any written, oral or other agreement or contract between the Ceding Company and any Producer, or among or between Producers, including any assignments of compensation thereunder, and relating to the solicitation, sale, marketing, production or servicing of any of the Policies.

(pp)                          “Producer Payments” has the meaning ascribed thereto in the Master Agreement.

(qq)                          “Recapture Fee” has the meaning ascribed thereto in the Amendment.

(rr)                                “Reconciliation Amount” has the meaning set forth in Section 3.1(c).

(ss)                            “Regulation” has the meaning set forth in Section 9.13.

(tt)                                “Reinsurance Coverage” means all contracts, agreements and treaties of reinsurance between the Ceding Company and any Third Party Reinsurer that are in force and effect as of the Coinsurance Effective Date and cover risks associated with the Policies or any portions thereof.

(uu)                          “Reinsurer” has the meaning set forth in the Preamble.

(vv)                          “Reinsurer Caused Extra Contractual Liabilities” has the meaning set forth in Section 6.2(d).

(ww)                      “Reinsurer Covered Extra Contractual Liabilities” has the meaning set forth in Section 6.2(e) (subject to the limitations therefor in Section 6.2) .

(xx)                              “Reinsurer Indemnified Parties” has the meaning set forth in Section 6.1.

(yy)                          “Required Services” has the meaning ascribed thereto in the Services Agreement.

(zz)                              “SAP” means the statutory accounting practices and procedures required or permitted by the insurance regulatory authority in the Ceding Company’s state of domicile, consistently applied throughout the specified period and in the immediately prior comparable period.

(aaa)                      “Services Agreement” means the services agreement entered into among the Ceding Company, several Affiliates of the Ceding Company and the Reinsurer of even date herewith.

(bbb)                   “Settlement Amount” means the amount of the initial reinsurance premium payment to be made at Closing by the Ceding Company to the Reinsurer in consideration of the reinsurance of the Policies under this Agreement, which shall be in an amount calculated pursuant to Schedule 3.1 attached hereto.

(ccc)                      “Statutory Reserves and Liabilities” means the sum of all of the reserve items (including reserve items for claims incurred but not reported and claims in the course of settlement) maintained by the Ceding Company for the Policies, net of Reinsurance Coverage, as set forth in Exhibit A attached hereto.  Exhibit B attached hereto sets forth the Statutory Reserves and Liabilities by Policy as of the Coinsurance Effective Date, as such schedule may be adjusted pursuant to Section 3.1 of this Agreement.

(ddd)                   “Third Party Reinsurer” has the meaning ascribed thereto in the Master Agreement.

(eee)                      “Transaction Documents” means this Agreement, the Master Agreement, the Penn Life Retrocession Agreement and the Services Agreement.

(fff)                            “Transferred Assets” means the cash, cash equivalents and other assets transferred as part of the Settlement Amount and as set forth on Exhibit C attached hereto. Such Transferred Assets shall be valued as of the Closing Date according to the mechanics set forth on Exhibit C.

(ggg)                   “Transition Date” has the meaning ascribed thereto in the Services Agreement.

(hhh)                   “Wilton Re Agreements” has the meaning ascribed thereto in the Amendment.

Section 1.2.  Construction.  For the purposes of this Agreement, (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires; (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement, unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”; (iv) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; and (v) all references herein to “$” or “Dollars” shall refer to United States dollars, unless otherwise specified.

Section 1.3.  Headings.  The Article and Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

ARTICLE II

BASIS OF COINSURANCE

Section 2.1.  Coinsurance.

(a)                                  Subject to the terms and conditions of this Agreement, effective as of the Coinsurance Effective Date, the Ceding Company hereby cedes to the Reinsurer, and the Reinsurer hereby accepts and reinsures on a one hundred percent (100%) coinsurance basis, the Insurance Liabilities. The Ceding Company and the Reinsurer mutually agree that, as between the parties, on and after the Coinsurance Effective Date, the Reinsurer shall be entitled to exercise all contractual rights and privileges of the Ceding Company under the Policies in accordance with the terms, provisions and conditions of such Policies.

(b)                                 In no event shall such coinsurance with respect to a particular Policy be in force and binding unless such underlying Policy as issued or assumed by the Ceding Company is in full force and binding as of the Coinsurance Effective Date or is the subject of a Permitted Transaction following the Coinsurance Effective Date.

(c)                                  With respect to each of the Policies, the amount of coinsurance hereunder shall be maintained in force without reduction so long as the Policy remains in full force without reduction. If there is a reduction with respect to a Policy, the Reinsurer’s liability with respect thereto shall be equally reduced.  All coinsurance for which the Reinsurer is liable hereunder shall be subject to the same rates, terms, conditions, limitations and restrictions as are contained in the Policy.

Section 2.2.  Duration of Coinsurance; Recapture.  The coinsurance provided under this Agreement shall remain continuously in force.  The Policies are not eligible for recapture by the Ceding Company.

Section 2.3.  Parties to Coinsurance.  Article II of this Agreement provides for indemnity reinsurance solely between the Ceding Company and the Reinsurer. The acceptance of reinsurance under this Article II shall not create any right or legal relation between the Reinsurer and any Policyholder, insured, claimant or beneficiary under a Policy, and the Ceding Company shall be and remain solely liable to such Policyholder under the Policy.

ARTICLE III

CLOSING AND CONSIDERATION

Section 3.1.  Settlement Amount.

(a)                                  On the Closing Date, the Ceding Company agrees to pay the Reinsurer an amount, in the form of Transferred Assets as designated and valued as of the Closing Date pursuant to the mechanics set forth on Exhibit C, equal to the difference between an estimate of: (i) Statutory Reserves and Liabilities, minus (ii) due and deferred premiums on the Policies as of the Coinsurance Effective Date, minus (iii) policy loans outstanding on the Policies as of the Coinsurance Effective Date (net of any accrued and unearned policy loan interest on such policy loans), minus (iv) the Closing Date Ceding Commission as set forth on Schedule 3.1 attached hereto, plus (v) the portion of the Closing Fee due and payable by the Ceding Company to the Reinsurer, as reflected on Schedule H to the Amendment (collectively, the “Settlement Amount”). The Settlement Amount plus interest accrued thereon, as contemplated in Section 2.1 of the Master Agreement, shall be remitted by the Ceding Company to the Reinsurer to an account(s) designated in writing by the Reinsurer. Items (i) through (iii) of this Section 3.1(a) shall reflect the amounts reported by the Ceding Company as of the quarter-ended immediately preceding the Closing Date.

(b)                                 The parties agree to make adjustments to Exhibit A and Exhibit B attached hereto and to the Settlement Amount following Closing, based upon (i) Statutory Reserves and Liabilities for (x) any Policies or Policy claims improperly or inadvertently omitted or miscalculated in determining the Settlement Amount or (y) any Policies that were or are the subject of Permitted Transactions and that were omitted from the calculation of the Settlement Amount as of the Coinsurance Effective Date, (ii) adjustments to the Closing Date Ceding Commission pursuant to Section 2.2(d) of the Master Agreement, and (iii) actual amounts as reported by the Ceding Company as of the Coinsurance Effective Date for items (i) through (iii) in Section 3.1(a) (such adjusted amount, the “Final Settlement Amount”); provided, however, that any such adjustments made pursuant to clause (i)(x) will require the prompt prior written consent of the Reinsurer, which consent shall not be unreasonably withheld, but no such adjustment will be made pursuant to clause (i)(x) unless the Ceding Company has notified the Reinsurer in writing of such adjustment prior to the ninetieth (90th) day following the Closing Date.

(c)                                  The Final Settlement Amount will be calculated by the Ceding Company and reported to the Reinsurer prior to the one hundred twentieth (120th) day following the Closing Date, and if such difference between the Final Settlement Amount and the Settlement Amount (such difference, the “Reconciliation Amount”) is (i) a positive number, then the Ceding Company shall pay such Reconciliation Amount to the Reinsurer by wire transfer of immediately available funds or (ii) a negative number, then the absolute value of such negative number, as the Reconciliation Amount, shall be paid by the Reinsurer to the Ceding Company by wire transfer of immediately available funds.

(d)                                 The Reinsurer shall have ten (10) Business Days to review the Ceding Company’s calculations of the Final Settlement Amount and the Reconciliation Amount and provide written notice to the Ceding Company of any dispute regarding the Ceding Company’s calculation of such amounts (a “Dispute Notice”). The Ceding Company and the Reinsurer shall cooperate in good faith to resolve such dispute as promptly as practicable and, upon such resolution, make any adjustments to the calculation of any amount(s) contained in the Ceding Company’s calculations of the Final Settlement Amount and the Reconciliation Amount with the agreement of the Ceding Company and the Reinsurer. If the Ceding Company and the Reinsurer are unable to resolve any such dispute within twenty (20) Business Days (or such longer period as the Ceding Company and the Reinsurer shall mutually agree in writing) of the Reinsurer’s delivery of such Dispute Notice, such dispute shall be resolved by the Independent Accounting Firm, and such determination by the Independent Accounting Firm shall be final and binding on the parties; provided that the Reinsurer and the Ceding Company shall submit to the Independent Accounting Firm statements with respect to their respective positions on disputed issues and will cooperate with the Independent Accounting Firm by promptly providing any requested information. Any expenses relating to the engagement of the Independent Accounting Firm in respect of its services pursuant to this Section 3.1(d) shall be shared fifty percent (50%) by the Reinsurer and fifty percent (50%) by the Ceding Company. The Independent Accounting Firm shall be instructed to use reasonable best efforts to perform its services within thirty (30) Business Days of submission by the Reinsurer and the Ceding Company of their respective statements with respect to the disputes and, in any case, as promptly as practicable after such submission. If no Dispute Notice is timely delivered by the Reinsurer, the Ceding Company’s calculations of the Final Settlement Amount and the Reconciliation Amount shall be determinative. If a Dispute Notice is timely delivered by the Reinsurer, the amounts determined pursuant to the resolution of such dispute in accordance with this Section 3.1(d), shall be the Final Settlement Amount and Reconciliation Amount.

(e)                                  With respect to each adjustment which shall enter into the calculation of the Final Settlement Amount and the Reconciliation Amount, interest shall accrue thereon at an annual rate equal to the Three-Month London Interbank Offering Rate (LIBOR) as published in the Money Rate Section (or any successor section) of The Wall Street Journal (or any successor publication) on the (A) Closing Date, with respect to adjustments made other than pursuant to clause (b)(i)(y) above, and (B) effective date of a Permitted Transaction with respect to adjustments made pursuant to clause (b)(i)(y) above. Such interest shall accrue from the Closing Date (or the effective date of the Permitted Transaction, as the case may be) to the date the Reconciliation Amount is paid, which payment date shall be the fifth (5th) Business Day following the later of (i) the receipt by the Reinsurer of calculation of the Final Settlement Amount and Reconciliation Amount, and (ii) the resolution of any dispute in respect of the calculation of the Final Settlement Amount and/or the Reconciliation Amount (the “Final Settlement Date”).

ARTICLE IV

COOPERATION BETWEEN THE CEDING COMPANY AND

THE REINSURER FOLLOWING THE COINSURANCE EFFECTIVE DATE

Section 4.1.  Ceding Company Service Period.  During the Ceding Company Service Period, the Ceding Company shall provide, or cause to be provided, Interim Services, Conversion Services and Ongoing Services in accordance with the Services Agreement. On and after the Transition Date, the Reinsurer shall provide, or cause to be provided, Required Services under the terms and conditions of the Services Agreement.

Section 4.2.  Premium Payments, Negotiation of Checks.  (i) On and after the Coinsurance Effective Date, all premium payments, conversion charges and other consideration under the Policies received by the Ceding Company shall be the sole property of the Reinsurer, and (ii) any premium payment, conversion charge and other consideration received by the Ceding Company, to the extent such premium payment, conversion charge and other consideration covers periods on or after the Coinsurance Effective Date, shall be remitted in accordance with the Services Agreement.

Section 4.3.  Reserves. The Reinsurer agrees that, on and after the Coinsurance Effective Date, it will establish and maintain all statutory reserves and liabilities as may be required under the terms of the Policies, SAP and Applicable Law.

Section 4.4.  Reserve Credits. If, as of the end of any calendar quarter following the Coinsurance Effective Date, the Ceding Company becomes unable to take full reserve credit with respect to all the reinsurance provided under this Agreement by the Reinsurer of the Policies for whatever reason, the Reinsurer will implement, prior to the date on which the Ceding Company is required by Applicable Law to file its quarterly statutory financial statement as of and for the period ended on such calendar quarter end-date with its domiciliary insurance regulatory authority, alternative arrangements in accordance with Applicable Law in order to ensure that the Ceding Company is permitted to take such reserve credit on the Ceding Company’s statutory financial statements.

Section 4.5.  Premium Taxes.  The Ceding Company shall be liable for all Premium Taxes on premiums received in connection with the Policies prior to the Coinsurance Effective Date and shall remain liable for payment of Premium Taxes on premiums received under the Policies. The Reinsurer shall pay to the Ceding Company a provision for Premium Taxes incurred in connection with premiums received under the Policies on or after the Coinsurance Effective Date.  The provision for Premium Taxes to be paid by the Reinsurer pursuant to the immediately preceding sentence shall be two and one-half percent (2.5%) of premiums collected as ceded under this Agreement (as such percentage may be changed annually on a prospective basis by the mutual agreement of the parties to reflect actual experience, which agreement by each party shall not be unreasonably withheld, delayed or conditioned), as calculated on a quarterly basis, and shall be paid by the Reinsurer to the Ceding Company as part of the monthly and annual settlements that occur under this Agreement.

Section 4.6.  Payments Relating to Commissions. The Reinsurer shall pay to the Ceding Company those payments set forth on Schedule 4.6, which shall be reflected in the monthly settlement report prepared and delivered pursuant to Section 4.9.

Section 4.7.  Guaranty Fund Assessments.

(a)                                  Ceding Company-Paid Assessments. In the event the Ceding Company is required to pay an assessment in respect of the Policies to any insurance guaranty, insolvency or other similar fund maintained by any jurisdiction and such assessment is based on premiums collected or policies in full force in any period on or after the Coinsurance Effective Date, the portion, if any, of such assessment that relates to such Policies shall be reimbursed by the Reinsurer to the extent that no Premium Tax offsets are available for use by the Ceding Company.  Such reimbursement shall be included in the monthly and annual settlements that occur under this Agreement.

(b)                                 Reinsurer-Paid Assessments. In the event the Reinsurer is required to pay an assessment in respect of the Policies to any insurance guaranty, insolvency or other similar fund maintained by any jurisdiction and such assessment is based on premiums collected or policies in force in any period prior to the Coinsurance Effective Date, the portion, if any, of such assessment that relates to such Policies shall be reimbursed by the Ceding Company to the extent that no Premium Tax offsets are available for use by the Reinsurer.

Section 4.8.  Reports.  The parties hereto acknowledge and agree that the regularity and reliability of information concerning the Policies is critically important to each such party. In connection therewith, each of the Ceding Company and the Reinsurer agrees to, and agrees to cause their respective designees to, comply with its respective reporting obligations as set forth in this Agreement and the Services Agreement within the time periods contemplated herein and therein.

Section 4.9.  Monthly Settlement.

(a)                                  The Ceding Company shall provide the Reinsurer with a monthlysettlement report, no later than the thirtieth (30th) day following the end of each calendar month, with delivery thereof commencing in the month following the month in which the Coinsurance Effective Date occurs (including in such first report the period since the Coinsurance Effective Date). Such monthly settlement report shall be in the form specified in Schedule 4.9 attached hereto.

(b)                                 In the event that such monthly settlement report reflects a net amount owed by the Ceding Company to Reinsurer pursuant to the terms of this Agreement, then the Ceding Company shall also make a wire payment in immediately available funds of such net amount to the account(s) designated therefor in writing by the Reinsurer no later than the tenth (10th) Business Day following Reinsurer’s receipt of such monthly settlement report, except to the extent that the Reinsurer notifies the Ceding Company in writing prior to the expiration of such ten (10) Business Day period of its good faith belief that the report is inaccurate, in which case the parties shall cooperate with each other to resolve the disagreement. In the event that a monthly settlement report reflects a net amount owed by Reinsurer to the Ceding Company pursuant to the terms of this Agreement, Reinsurer shall make a wire payment in immediately available funds of such net amount to the Ceding Company no later than the tenth (10th) Business Day following Reinsurer’s receipt of such monthly settlement report, except to the extent that the Reinsurer notifies the Ceding Company prior to the expiration of such ten (10) Business Day period of its good faith belief that the report is inaccurate, in which case the parties shall cooperate with each other to resolve the disagreement.  In the event of any such dispute, the party owing any amount pursuant to such monthly settlement report shall pay such amount in full no later than the fifth (5th) Business Day following settlement of such dispute. Any delinquent amounts payable under this clause (b) shall accrue interest from the date such payment was originally due until the date such payment is made, such interest to accrue at an annual rate equal to the Three-Month London Interbank Offering Rate (LIBOR) as published in the Money Rate Section (or any successor section) of The Wall Street Journal, Eastern Edition (or any successor publication) as determined on the date such payment was originally due.

(c)                                  Pursuant to the terms of the Services Agreement, from and after the Transition Date, the Reinsurer shall be responsible for, among other things, the direct payment to Policyholders or their beneficiaries, as applicable, of all death, annuity and other contractual benefits constituting Insurance Liabilities under the Policies.  Any such payment by the Reinsurer shall satisfy, on a dollar-for-dollar basis, the Reinsurer’s obligations to the Ceding Company in respect thereof under this Agreement.

Section 4.10.  Audit. Each party shall have the right to audit on an annual basis, at its sole expense, at the office of the other during regular business hours and upon reasonable prior written notice, all records and procedures relating to the Policies.

Section 4.11.  Non-Guaranteed Elements.

(a)                                  For the period beginning on the Closing Date and continuing up to and including the Transition Date, the Ceding Company shall make such changes to the non-guaranteed elements under the Policies as are requested in writing by the Reinsurer or its designees. The Ceding Company shall make no changes to such non-guaranteed elements except those requested in writing by the Reinsurer or its designees, or as otherwise may be required by Applicable Law.

(b)                                 For all periods following the Transition Date, the Ceding Company acknowledges and agrees that (i) the Reinsurer and its designees have sole discretion to make changes to the non-guaranteed elements of the Policies to the extent that such changes are in accordance with the terms of the Policies and Applicable Law, and (ii) it shall not make any such changes to such non-guaranteed elements except those requested in writing by the Reinsurer or as otherwise may be required by Applicable Law.

ARTICLE V

UNDERTAKINGS OF CEDING COMPANY FOLLOWING

THE COINSURANCE EFFECTIVE DATE

Section 5.1.  Cooperation. The Ceding Company agrees to provide all reasonable assistance to the Reinsurer and its designees in the transfer to the Reinsurer of the obligation to provide Required Services pursuant to the Services Agreement in connection with the Policies, including responding to questions from the Reinsurer and its designees in the conversion of computer records and files to the systems of the Reinsurer. The Ceding Company will do all things reasonable and necessary to permit the Reinsurer and its designees to exercise and assert all rights of the Ceding Company as contemplated herein and will fully cooperate with the Reinsurer and its designees in such exercise and assertion.

ARTICLE VI

INDEMNIFICATION

Section 6.1.  Indemnification by the Ceding Company.  From and after the Closing Date, the Ceding Company shall indemnify and defend the Reinsurer, its Approved Designees and its Affiliates, and their respective officers, employees, directors, controlling persons, Affiliates, agents, representatives and assigns (the “Reinsurer Indemnified Parties”) against, and hold each of them harmless from all Losses sustained or incurred by, or asserted against, the Reinsurer Indemnified Parties which arise out of:

(a)                                  any Excluded Liabilities;

(b)                                 any breach or nonfulfillment by the Ceding Company of, or any failure by the Ceding Company to perform, any of the covenants, terms or conditions of, or any of its duties or obligations under, this Agreement;

(c)                                  any action or inaction of the Ceding Company or its designees under or with respect to any of the Policies that is not indemnifiable by the Reinsurer pursuant to Section 6.2;

(d)                                 or relate to or are in connection with the Wilton Re Agreements;

(e)                                  the amount of the Cost of Capital for any Interest Maintenance Reserve that the Reinsurer becomes obligated to establish under SAP as a liability as of the Coinsurance Effective Date or as of the Closing Date on its statutory financial statements solely as a result of the reinsurance by the Reinsurer of the Insurance Liabilities contemplated by this Agreement, the amount of such Interest Maintenance Reserve (if any) being determined by reference to the schedule to be provided by the Ceding Company to the Reinsurer as promptly as practicable following the determination thereof; and

(f)                                    any enforcement of this indemnity.

Section 6.2.  Indemnification by the Reinsurer. From and after the Closing Date, the Reinsurer shall indemnify and defend the Ceding Company and its Affiliates, its Approved Designees, and their respective officers, employees, designees, directors, controlling persons, Affiliates, agents, representatives and assigns (the “Ceding Company Indemnified Parties”) against, and hold each of them harmless from, all Losses sustained or incurred by, or asserted against, the Ceding Company Indemnified Parties which arise out of:

(a)                                  any Insurance Liabilities;

(b)                                 any breach or nonfulfillment by the Reinsurer of, or any failure by the Reinsurer to perform, any of the covenants, terms or conditions of or any of its duties or obligations under this Agreement;

(c)                                  any action or inaction of the Reinsurer or its designees under or with respect to any of the Policies;

(d)                                 any Extra Contractual Liabilities and any related attorneys’ fees and expenses that are based upon, relate to or arise solely out of any act, error or omission of (i) the Reinsurer or any of its officers, directors, designees, agents or employees, whether intentional or otherwise, which occurred after the Closing Date (including in connection with the Reinsurer’s or its designees’ (x) exercise of contractual rights and privileges of the Ceding Company under the Policies pursuant to the Transaction Agreements, including pursuant to Sections 2.1(a) and 4.11 of this Agreement, and (y) performance of Required Services under the Services Agreement after the Transition Date), except to the extent such act, error or omission was made at the written or express direction or request of the Ceding Company or its designees, and (ii) the Ceding Company or any of its officers, directors, designees, agents or employees that occurred (or, in the case of an omission, failed to occur) on or after the Closing Date and was made at the written or express direction or request of the Reinsurer or its designees (“Reinsurer Caused Extra Contractual Liabilities”);

(e)                                  Extra Contractual Liabilities and any related attorneys’ fees and expenses that are based upon, relate to or arise solely out of any act, error or omission of the Ceding Company or any of its officers, directors, designees, agents or employees, whether intentional or otherwise, with respect to the Policies (other than those acts, errors or omissions covered by Section 6.2(d)(ii)), in respect of which relief is first sought by the aggrieved Person from the Ceding Company, the Reinsurer or any of their respective Affiliates or designees after April 24, 2014 (“Reinsurer Covered Extra Contractual Liabilities”); and

(f)                                    any enforcement of this indemnity.

Notwithstanding anything to the contrary herein, in no event shall the Reinsurer be obligated to indemnify the Ceding Company Indemnified Parties for Losses arising in respect of any Reinsurer Covered Extra Contractual Liabilities pursuant to Section 6.2(e) that exceed, individually or in the aggregate, the ECL Cap.

In addition, the Ceding Company agrees, and agrees to cause each other Ceding Company Indemnified Party, to use commercially reasonable efforts to seek recoveries under all applicable insurance or reinsurance policies or other indemnity, contribution or similar agreements in respect of any Losses arising in respect of Reinsurer Covered Extra Contractual Liabilities. In the event that any Ceding Company Indemnified Party is able to make any actual recovery under any such insurance or other agreement, the Reinsurer shall not have any liability to the Ceding Company hereunder for such amount and, in the event that the Reinsurer has already made an indemnification payment to the Ceding Company Indemnified Parties for such amount, the Ceding Company shall reimburse Reinsurer for such payments to the extent any Ceding Company Indemnified Parties received reimbursement under such insurance or other agreement. Payments made by the Reinsurer but later reimbursed by any Ceding Company Indemnified Party pursuant to the immediately preceding sentence shall not be applied against the ECL Cap.

Section 6.3.  Indemnification and Arbitration Procedures. The arbitration procedures under Article VIII of this Agreement shall apply to indemnity claims and disputes arising under this Agreement, and are incorporated herein by reference. The rights and obligations of the parties respecting indemnification under this Agreement shall be subject to the limitations described in Article VIII of this Agreement.

Section 6.4.  Cooperation. Each party agrees that it will cooperate fully with the other party in the satisfactory settlement of any and all claims, insofar as possible.

Section 6.5.  Payment in Full for Losses. To the extent a Reinsurer Indemnified Party or a Ceding Company Indemnified Party receives indemnification in full for a Loss under any Transaction Agreement, such party shall not be entitled to further indemnification under the same or any other Transaction Agreement.

ARTICLE VII

INSOLVENCY

Section 7.1.  Payment of Benefits under an Insolvency. The obligations of the Reinsurer under this Agreement shall be without diminution or in any way affected or diminished because of the insolvency of the Ceding Company. In the event of the insolvency of the Ceding Company and the appointment of a conservator, liquidator, receiver or statutory successor of the Ceding Company while coinsurance is in effect as to any Policy, all coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable directly to such conservator, liquidator, receiver or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of claims allowed against the Ceding Company by any court of competent jurisdiction or by any conservator, liquidator, receiver or statutory successor of the Ceding Company having authority to allow such claims, without diminution because of such insolvency or because such conservator, liquidator, receiver or statutory successor has failed to pay all or a portion of any claims, except where (x) this Agreement specifies another payee of such reinsurance in the event of the insolvency of the Ceding Company or (y) the Reinsurer, with the consent of the direct insured or insureds, has assumed such policy obligations of the Ceding Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Ceding Company to such payees.

Section 7.2. Required Notice of and Defense against Claims. In the event of the insolvency of the Ceding Company while coinsurance as to any Policy is in effect under this Agreement, the conservator, liquidator, receiver or statutory successor of the Ceding Company shall give the Reinsurer written notice of the pendency of a claim against the Ceding Company on a Policy within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of any such claim, the Reinsurer may, at its own expense, investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which the Reinsurer may deem available to the Ceding Company or its conservator, liquidator, receiver or statutory successor. The expense thus incurred by the Reinsurer shall be payable, subject to court approval, out of the estate of the Ceding Company as a part of the expense of conservation or liquidation to the extent of a proportionate share of the benefit which may accrue to the Ceding Company in conservation or liquidation solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elects to interpose the defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Ceding Company.

ARTICLE VIII

ARBITRATION

Section 8.1. Agreement to Arbitrate. It is the intention of the parties that customs and usages of the business of life insurance or reinsurance and annuities shall be given full effect in the interpretation of this Agreement. All disputes between the Reinsurer and the Ceding Company arising out of this Agreement (other than disputes arising with respect to the formation and validity of this Agreement) on which an amicable understanding cannot be reached shall be decided exclusively by arbitration between the parties at a location to be mutually agreed upon between the parties or as designated by the arbitrators if agreement as to a location cannot be reached by the parties. Notwithstanding any other provision of this Article VIII, if either the Reinsurer or the Ceding Company seeks, consents to, or acquiesces in the appointment of or otherwise becomes subject to any trustee, receiver, liquidator, statutory successor or conservator (including any state insurance regulatory agency or authority acting in such a capacity), the other party shall not be obligated to resolve any claim, dispute or cause of action under this Agreement by arbitration except as may be required by Applicable Law. Notwithstanding any other provision of this Article VIII, nothing contained in this Agreement shall require arbitration of any issue for which equitable or injunctive relief, including specific performance, is the sole remedy sought.

Section 8.2. Method. The parties intend this Article VIII to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either party refuses to submit to arbitration as required herein, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this article and to confirm and enforce the performance of any award of the arbitrators. Arbitration shall be conducted before a three-person arbitration panel appointed as follows: to initiate arbitration, either party shall notify the other in writing in the manner set forth in this Agreement for sending notices to the parties of its desire to arbitrate, stating the nature of the dispute and the remedy sought, and designating an arbitrator. The party to which the notice is sent shall respond in writing no later than the thirtieth (30th) day following its receipt of such notice. If the second party fails to respond within the time period set forth in this Section 8.2, or fails to designate its arbitrator in its response, the party initiating arbitration shall appoint a second arbitrator. The two arbitrators shall select an umpire no later than the thirtieth (30th) day following the designation of the second arbitrator. If they are unable to agree upon the selection of the umpire on or prior to the thirtieth (30th) day following the appointment of the second arbitrator, the parties shall appoint the umpire pursuant to the ARIAS-US Umpire Selection Procedure. The arbitrators and umpire shall be either present or former executive officers of life insurance or reinsurance companies, be certified to act as arbitrators or umpires by ARIAS-US, shall not be under the control of either party and shall have no financial interest in the outcome of the arbitration and shall have no conflict of interest with any party hereto (or its Affiliates) or the subject matter of the arbitration.

Section 8.3. Power of Arbitrators. The arbitrators shall have the power to determine all procedural rules for the conduct of the arbitration, including the production and inspection of documents, the examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators and the umpire shall interpret this Agreement as an honorable engagement and not merely as a legal obligation between the parties. They shall reach their decision from the standpoint of equity and the customs and practices of the life insurance or reinsurance industry with a view to effecting the general purposes of this Agreement and may abstain from following the strict rules of law; provided, however, that (i) the arbitrators shall have no authority to award equitable relief or punitive damages against or in favor of either party (except to reimburse a party for extra-contractual or punitive damages that either the Ceding Company or the Reinsurer has paid or is legally obligated to pay to third parties), and (ii) nothing contained in this Article VIII is intended to limit the dispute resolution mechanics for (x) calculations made pursuant to Section 3.1 or Exhibit C (which disputes shall be resolved pursuant to the procedures set forth in Section 3.1 or Exhibit C, as applicable), or (y) Section 9.13.

Section 8.4. Arbitration Fees and Expenses; Decision. Unless the arbitration panel orders otherwise, each party shall pay: (1) the fees and expenses of its own arbitrator; and (2) an equal share of the fees and expenses of the umpire and the other expenses of the arbitration. Each party shall pay its own legal fees in connection with the arbitration, unless the arbitrators award legal fees and expenses of the prevailing party as part of any award. Except as otherwise specifically provided herein, the arbitration shall be conducted in accordance with the procedures of the American Arbitration Association. The decision of the arbitrators shall be made in writing and final and binding upon both of the parties. Judgment may be entered upon the final decision of the arbitrators in any court having jurisdiction. The arbitration will be conducted on a confidential basis, except to the extent otherwise required by Applicable Law, and no matters discussed or disclosed by any party at the arbitration, or any decision or award of the arbitrators, will be admitted into evidence or otherwise disclosed or used before any court or other legal, regulatory or administrative body, authority or forum for any purpose except as and to the extent necessary for entry of final judgment on the award of the arbitrators in any court having jurisdiction.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1. Notices. Any and all notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (i) received by the receiving party if mailed by United States registered or certified mail, return receipt requested, (ii) received by the receiving party if mailed by United States overnight express mail, (iii) sent by facsimile or telecopy machine, followed by confirmation mailed by United States first-class mail or overnight express mail or (iv) delivered in person to the parties at the addresses set forth in the Master Agreement.

Section 9.2. Confidentiality. Each of the parties shall maintain the confidentiality of all information related to the Policies and all other information denominated as confidential by the other party provided to it in connection with this Agreement to the extent required by and subject to all of the terms and provisions of Section 11.7 of the Master Agreement.

Section 9.3. Misunderstandings and Oversights. If any failure to pay amounts due or to perform any other act required of either party under this Agreement is shown to be unintentional and caused by misunderstanding, oversight or clerical error, then this Agreement shall not be deemed in breach thereby, provided, that such failure is promptly corrected by the party that caused such failure, which correction restores the other party to the position it would have occupied (including provision for the time value of money) had the misunderstanding, oversight or clerical error not occurred.

Section 9.4. Reinstatements. If a Policy that was reduced, terminated, or lapsed is reinstated in a Permitted Transaction, the reinsurance for such Policy under this Agreement will be reinstated automatically to the amount that would have been in force if the Policy had not been reduced, terminated or lapsed.

Section 9.5. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement, the Master Agreement, the Joinder Agreement, the Penn Life Retrocession Agreement and the Services Agreement, including the Schedules and Exhibits attached hereto and thereto, constitute the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, which are merged with and into this Agreement.

Section 9.6. Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Ceding Company and the Reinsurer, respectively.

Section 9.7. No Third Party Beneficiaries. The terms and provisions of this Agreement constitute an indemnity reinsurance agreement solely between the Ceding Company and the Reinsurer, and other than Ceding Company Indemnified Parties and Reinsurer Indemnified Parties, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, the Ceding Company and the Reinsurer and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Agreement upon any other person.

Section 9.8. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives, whether by merger, consolidation or otherwise. This Agreement shall not be assigned by any of the parties hereto without the prior written approval of the other party; provided, that nothing in this Section 9.8 shall be interpreted to prevent the retrocession by the Reinsurer of all or any portion of the Insurance Liabilities, but only after the delivery by the Reinsurer of prior written notice thereof to the Ceding Company.

Section 9.9. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state of domicile of the Ceding Company, without regard to its conflicts of law doctrine.

Section 9.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 9.11. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Ceding Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 9.12. Exhibits and Schedules. Exhibits and Schedules attached hereto are hereby made a part of this Agreement.

Section 9.13. Election Statement. The parties hereby jointly make the election to determine specified policy acquisition expenses without regard to the general deductions limitation described in Internal Revenue Regulation 1.848-2(g)(8) (the “Regulation”) under Section 848 of the Code. This Section 9.13 shall constitute the Election Statement specified in the Regulation and this Election Statement shall be construed in accordance with all of the requirements of such Regulation regarding such election, including, without limitation, the election statement and Tax return reporting requirements of Regulation Sections 1.848-2(g)(8)(ii) and 1.848-2(g)(8)(iii). Pursuant to this Election Statement, the parties agree as follows:

(a)           to exchange information each and every year for which this Agreement is in effect pertaining to the amount of “net consideration” under this Agreement as that term is used in the Regulation. In order to effect this information exchange, the parties agree that:

(i)            the Ceding Company shall submit its calculation of the “net consideration” for purposes of that Regulation to the Reinsurer not later than May 1st for each and every taxable year for which this Agreement is in effect;

(ii)           the Reinsurer may challenge such calculation within ten (10) Business Days of its receipt of the Ceding Company’s calculation;

(iii)          should the Reinsurer challenge the Ceding Company’s calculation of the “net consideration” and the parties be unable to agree as to the appropriate methodology to determine the “net consideration” for purposes of the Regulation, the parties shall refer such dispute to an outside tax consultant unrelated to either of the parties, in lieu of the arbitration provisions of this Agreement, and if the parties cannot agree on a tax consultant, the tax consultant shall be Deloitte & Touche LLP, and the parties agree to be bound by the decision of such tax consultant;

(b)           that the party with net positive consideration with respect to this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code; and

(c)           that the first taxable year for which this Election Statement shall be effective is taxable year 2009.

Section 9.14. Additional Tax Provisions. The parties each agree to attach a schedule to their federal income Tax returns that identifies this Agreement as a reinsurance agreement for which the Election Statement in Section 9.13 has been made. This schedule shall be attached to each of the parties’ federal income Tax returns filed for the first taxable year of each party ending after the Election Statement becomes effective.

Section 9.15. Set Off. Any debts or credits between the Ceding Company and the Reinsurer under this Agreement only are deemed mutual debts and credits, as the case may be, and the Ceding Company and the Reinsurer shall have, and may exercise at any time and from time to time, the right to net or offset any such debts or credits under this Agreement only and only the balance shall be allowed or paid hereunder. This right of netting and offset shall not be affected or diminished because of insolvency of either party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective this 24th day of April, 2009.

AMERICAN EXCHANGE LIFE INSURANCE COMPANY

By:	/s/ Gary W. Bryant
Name:	Gary W. Bryant
Title:	President & CEO

COMMONWEALTH ANNUITY AND LIFE INSURANCE COMPANY

By:	/s/ Michael Reardon
Name:	Michael Reardon
Title:	President

Indemnity Reinsurance Agreement Signature Page

Schedule 3.1

SETTLEMENT AMOUNT

Statutory Reserves and Liabilities(1)	$222,541

- Due and deferred premiums(2)	$19,892

- Policy loans outstanding(2) (net of accrued and unearned interest)	$138,303

- Closing Date Ceding Commission(3)	$0

+ Portion of Closing Fee(4)	$0

= Settlement Amount(5)	$64,346

+ Accrued Interest(6)	$207

= Total Payment	$64,553

(1)   Will equal amount on Exhibit A.

(2)   On the Policies as of the Coinsurance Effective Date.

(3)   Will equal amount determined pursuant to Section 2.2 in the Master Agreement.

(4)   Will equal amount set forth in respect thereof on Schedule H to the Amendment.

(5)   Interest Maintenance Reserve impact relating to the Transferred Assets transferred on the Closing Date and the Final Settlement Date shall be the amount of zero dollars ($0.00).

(6)   Determined pursuant to Section 2.1 in the Master Agreement.

3.1-1

Schedule 4.6

PAYMENTS RELATING TO COMMISSIONS

4.6-1

AMERICAN EXCHANGE/MARQUETTE NATIONAL COMMISSIONS

Expressed as percentage of premium.

			Policy Year
LOB	Plan	IA	1	2	3	4	5	6	7	8	9	10	11+
Senior Life	1GD05	0-84	125%	15%	15%	15%	15%	10%	10%	10%	10%	10%	3%
		85+	93%	15%	15%	15%	15%	10%	10%	10%	10%	10%	3%
	1LD05	0-84	130%	15%	15%	15%	15%	10%	10%	10%	10%	10%	3%
		85+	98%	15%	15%	15%	15%	10%	10%	10%	10%	10%	3%

Traditional	5JDF	All	60%	10%	10%	10%	10%	10%	10%	10%	10%	10%	10%
	5JHW	All	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	5JME	All	80%	7.5%	7.5%	7.5%	7.5%	7.5%	7.5%	7.5%	7.5%	7.5%	0%
	5JPW	All	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%	0%
	5JWA1	All	95%	11%	11%	11%	11%	11%	11%	11%	11%	11%	11%
	5JWA3	All	95%	11%	11%	11%	11%	11%	11%	11%	11%	11%	11%
	5JWE	All	95%	11%	11%	11%	11%	11%	11%	11%	11%	11%	11%

Schedule 4.9

MONTHLY SETTLEMENT REPORTS

4.9-1

Commonwealth Annuity and Life Insurance Company (Reinsurer)

Sch 4.9 - Monthly Reinsurance Settlement Statemen

For the Month Ending

Jan-09

Pre - Transition Date

(TRAD)
		COMB LOB		(TRAD) Whole		(TRAD) Term		Universal		(SR) Senior				(AE & AEII)		(Grp) Group
		TOTALS		Life		Life		Life/ISWL		Life		(GR) GRL Life		Asset Enhancer		Life		(ANN) Annuity
		Total		Total		Total		Total		Total		Total		Total		Total		Total
Collected Premiums
A	FY Premium Collected:			—		—		—		—		—		—		—		—
B	RNL Premium Collected	—		—		—		—		—		—		—		—		—
C	Total Collected Premium (with waiver) (A+B)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Assumed Reinsurance Premium
D	FY Premium Collected:	—		—		—		—		—		—		—		—		—
E	RNL Premium Collected	—		—		—		—		—		—		—		—		—
F	Total Collected Assumed Reinsurance Premium (D+E)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Inuring Reinsurance Premium
G	FY Premium Collected:			—
H	RNL Premium Collected
I	Total Inuring Reinsurance Premium (G+H)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

J	Net Total Premium (C+F-I)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Policy Benefits
K	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
L	Surrenders Paid	—		—		—		—		—		—		—		—		—
M	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
N	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
O	Total Policy Benefits Paid (K+ L+M+N)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Assumed Reinsurance Policy Benefits
P	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
Q	Surrenders Paid	—		—		—		—		—		—		—		—		—
R	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
S	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
T	Total Assumed Reinsurance Policy Benefits Paid (P+Q+R+S)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Inuring Reinsurance Policy Benefits
U	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
V	Surrenders Paid	—		—		—		—		—		—		—		—		—
W	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
X	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
Y	Total Inuring Reinsurance Policy Benefits Paid, Payable or Provided (U+V+W+X)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Z	Net Total Policy Benfits (O+T-Y).	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Payments Relating to Commission (per schedule 4.6)
AA	FY Commissions			—		—		—		—		—		—		—		—
AB	RNL Commissions	—		—		—		—		—		—		—		—		—
AC	Total Payments Relating to Commission (AA+AB)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Inuring Reinsurance Allowance Payments
AD	FY Reins Allowance—Comm & Exp Allowances			—		—		—		—		—		—		—		—
AE	Single Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AF	RNL Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AG	Renewal Reins Allowance—Comm & Exp Allowances Paid, Payable or Provided (AD+AE+AF)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Policy Servicing Fee
	Number of days in month	—
	# Policies Inforce Begining of Month	—
AH	Policy Servicing Fee per Sched 2.3 of ASA (41*Days in Month/365)	—		—		—		—		—		—		—		—		—

Less Premium Tax
AI	Premium Taxes (2.5% Direct Collected Prem)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Uncollectible Reinsurance Recoverables (Assumed or Inuring)
AJ	Plus Change in Reinsurance Recoverables Not Admitted**			—

AK	Net Due to (from) Commonwealth (J - Z - AC+AG-AH-AI+AJ)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

*                 For purposes of this calculation, the Inuring Reinsurance shall mean “Reinsurance Coverage” (as defined in the coinsurance agreement)

**          Reinsurance recoverables (including reinsurance allowances) due greater than 90 days are not admitted; for purposes of calculation, months change due to new not admitted or receipt of payment previously not admitted

Commonwealth Annuity and Life Insurance Company (Reinsurer)

Sch 4.9 - Monthly Reinsurance Settlement Statement

For the Month Ending:

Jan-09

Post - Transition Date

(TRAD)
		COMB LOB		(TRAD) Whole		(TRAD) Term		Universal						(AE & AEII)		(Grp) Group
		TOTALS		Life		Life		Life/ISWL		(SR) Senior Life		(GR) GRL Life		Asset Enhancer		Life		(ANN) Annuity
		Total		Total		Total		Total		Total		Total		Total		Total		Total
Collected Premiums
A	FY Premium Collected:	—		—		—		—		—		—		—		—		—
B	RNL Premium Collected	—		—		—		—		—		—		—		—		—
C	Total Collected Premium (with waiver) (A+B)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Assumed Reinsurance Premium
D	FY Premium Collected:	—		—		—		—		—		—		—		—		—
E	RNL Premium Collected	—		—		—		—		—		—		—		—		—
F	Total Collected Assumed Reinsurance Premium (D+E)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Inuring Reinsurance Premium
G	FY Premium Collected:
H	RNL Premium Collected
I	Total Inuring Reinsurance Premium (G+H)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

J	Net Total Premium (C+F-I)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Policy Benefits
K	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
L	Surrenders Paid	—		—		—		—		—		—		—		—		—
M	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
N	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
O	Total Policy Benefits Paid (K + L+M+N)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Assumed Reinsurance Policy Benefits
P	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
Q	Surrenders Paid	—		—		—		—		—		—		—		—		—
R	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
S	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
T	Total Assumed Reinsurance Policy Benefits Paid (P+Q+R+S)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Inuring Reinsurance Policy Benefits *
U	Death Claims (including any interest)	—		—		—		—		—		—		—		—		—
V	Surrenders Paid	—		—		—		—		—		—		—		—		—
W	Waiver of Premium Benefits	—		—		—		—		—		—		—		—		—
X	Claim Exp: Investigation Fees / Medical Record Fees	—		—		—		—		—		—		—		—		—
Y	Total Inuring Reinsurance Policy Benefits Paid, Payable or Provided (U+V+W+X)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Z	Net Total Policy Benfits (O+T-Y)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Payments Relating to Commission (per schedule 4.6)
AA	FY Commissions	—		—		—		—		—		—		—		—		—
AB	RNL Commissions	—		—		—		—		—		—		—		—		—
AC	Total Payments Relating to Commission (AA+AB)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Inuring Reinsurance Allowance Payments*
AD	FY Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AE	Single Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AF	RNL Reins Allowance—Comm & Exp Allowances	—		—		—		—		—		—		—		—		—
AG	Renewal Reins Allowance—Comm & Exp Allowances Paid, Payable or Provided (AD+AE+AF)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Less Premium Tax
AH	Premium Taxes (2.5% Direct Collected Prem)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

Plus Uncollectible Reinsurance Recoverables (Assumed or Inuring)
AI	Plus Change in Reinsurance Recoverables Not Admitted** (pos is incr NotAdmit)	—		—		—		—		—		—		—		—		—

AJ	Net Due to (from) Universal American (AC+AH-AI) (positive to UA)	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc	—	calc

*                      For purposes of this calculation, the Inuring Reinsurance shall mean “Reinsurance Coverage” (as defined in the coinsurance agreement)

**               Reinsurance recoverables (including reinsurance allowances) due greater than 90 days are not admitted; for purposes of calculation, months change due to new not admitted or receipt of payment previously not admitted

Post - Transition Date

		COMB				(TRAD)
		LOB	(TRAD)		(TRAD)	Universal		(SR)
		TOTALS	Whole Life		Term Life	Life/ISWL		Senior Life
		Total	Total	REALIC	Total	Total	REALIC	Total
Less Inuring Reinsurance Allowance
X	FY Rein Allow - Comm/Exp	—	—	—	—	—	—	—
Y	FY Ren Allow - App/Pol Fee	—	—	—	—	—	—	—
Z	FY Rein Allow - Per Pol Isd NB	—	—	—	—	—	—	—
AA	FY Rein Allow - Per Rid Isd NB	—	—	—	—	—	—	—
AB	FY Rein Allow - Per Tel Interv	—	—	—	—	—	—	—
AC	FY Rein Allow - Per 1K issued	—	—	—	—	—	—	—
AD	FY Rein Allow - %Prm NB	—	—	—	—	—	—	—
AE	FY Rein Allow - %Prm MKTG	—	—	—	—	—	—	—
AF	FY Rein Allow - %Prm Prem Tax	—	—	—	—	—	—	—
AG	FY Rein Allow - %Prm Netwk Fee	—	—	—	—	—	—	—
AH	FY Rein Allow - %Prm Maint	—	—	—	—	—	—	—
AI	FY Rein Allow - %Prm Care Advi	—	—	—	—	—	—	—
AJ	FY Rein Allow - %Clm Pd Admin	—	—	—	—	—	—	—
AK	FY Rein Allow - Per Pol Inf	—	—	—	—	—	—	—
AL	SGL Rein Allow - Comm/Exp	—	—	—	—	—	—	—
AM	SGL Rein Allow - App’Pol Fee	—	—	—	—	—	—	—
AN	SGL Rein Allow - Per Pol Issd	—	—	—	—	—	—	—
AO	SGL Rein Allow - Per Rid Issd	—	—	—	—	—	—	—
AP	SGL Rein Allow - %Prm NB	—	—	—	—	—	—	—
AQ	SGL Rein Allow - %Prm MKTG	—	—	—	—	—	—	—
AR	SGL Rein Allow - Prm Prm Tax	—	—	—	—	—	—	—
AS	SGL Rein Allow - %Prm Maint	—	—	—	—	—	—	—
AT	SGL Rein Allow - %Clm Pd Adm	—	—	—	—	—	—	—
AU	SGL Rein Allow - Per Pol Inf	—	—	—	—	—	—	—
AV	RNL Rein Allow - Comm/Exp	—	—	—	—	—	—	—
AW	RNL Rein Allow - Per 1 K Inf	—	—	—	—	—	—	—
AX	RNL Rein Allow - %Prm Prm Tax	—	—	—	—	—	—	—
AY	RNL Rein Allow - %Prm Ntwk Fee	—	—	—	—	—	—	—
AZ	RNL Rein Allow - %Prm Maint	—	—	—	—	—	—	—
BA	RNL Rein Allow - %Prm Care Adv	—	—	—	—	—	—	—
BB	RNL Rein Allow - %Clm Pd Admin	—	—	—	—	—	—	—
BC	RNL Rein Allow - Per Pol Inf	—	—	—	—	—	—	—
BD	RNL Rein Allow - DAC Tax	—	—	—	—	—	—	—
BE	Disabilitiy Income	—	—	—	—	—	—	—
BF	Comm/Exp Allow Reins Assmd-FY	—	—	—	—	—	—	—
BG	Comm/Exp Allow Reins Assmd-Sgl	—	—	—	—	—	—	—
BH	Comm/Exp Allow Reins Assmd-Ren	—	—	—	—	—	—	—
BI	Exp Allow - Acquisition	—	—	—	—	—	—	—
BJ	Exp Allow - Marketing	—	—	—	—	—	—	—
BK	Exp Allow - Maintenance	—	—	—	—	—	—	—
BL	Prem Tax Allow Assmd - 1 Yr	—	—	—	—	—	—	—
BM	Prem Tax Allow Assmd - Rnl	—	—	—	—	—	—	—
BN	Total Ceding Commission (Sum (X : BM))	—	—		—	—		—

(AE &
AEII)
			(GR) GRL	Asset		(Grp)	(ANN)
			Life	Enhancer		Group Life	Annuity	50%
		REALIC	Total	Total	REALIC	Total	Total	REALIC
Less Inuring Reinsurance Allowance
X	FY Rein Allow - Comm/Exp	—	—	—	—	—	—	—
Y	FY Ren Allow - App/Pol Fee	—	—	—	—	—	—	—
Z	FY Rein Allow - Per Pol Isd NB	—	—	—	—	—	—	—
AA	FY Rein Allow - Per Rid Isd NB	—	—	—	—	—	—	—
AB	FY Rein Allow - Per Tel Interv	—	—	—	—	—	—	—
AC	FY Rein Allow - Per 1K issued	—	—	—	—	—	—	—
AD	FY Rein Allow - %Prm NB	—	—	—	—	—	—	—
AE	FY Rein Allow - %Prm MKTG	—	—	—	—	—	—	—
AF	FY Rein Allow - %Prm Prem Tax	—	—	—	—	—	—	—
AG	FY Rein Allow - %Prm Netwk Fee	—	—	—	—	—	—	—
AH	FY Rein Allow - %Prm Maint	—	—	—	—	—	—	—
AI	FY Rein Allow - %Prm Care Advi	—	—	—	—	—	—	—
AJ	FY Rein Allow - %Clm Pd Admin	—	—	—	—	—	—	—
AK	FY Rein Allow - Per Pol Inf	—	—	—	—	—	—	—
AL	SGL Rein Allow - Comm/Exp	—	—	—	—	—	—	—
AM	SGL Rein Allow - App’Pol Fee	—	—	—	—	—	—	—
AN	SGL Rein Allow - Per Pol Issd	—	—	—	—	—	—	—
AO	SGL Rein Allow - Per Rid Issd	—	—	—	—	—	—	—
AP	SGL Rein Allow - %Prm NB	—	—	—	—	—	—	—
AQ	SGL Rein Allow - %Prm MKTG	—	—	—	—	—	—	—
AR	SGL Rein Allow - Prm Prm Tax	—	—	—	—	—	—	—
AS	SGL Rein Allow - %Prm Maint	—	—	—	—	—	—	—
AT	SGL Rein Allow - %Clm Pd Adm	—	—	—	—	—	—	—
AU	SGL Rein Allow - Per Pol Inf	—	—	—	—	—	—	—
AV	RNL Rein Allow - Comm/Exp	—	—	—	—	—	—	—
AW	RNL Rein Allow - Per 1 K Inf	—	—	—	—	—	—	—
AX	RNL Rein Allow - %Prm Prm Tax	—	—	—	—	—	—	—
AY	RNL Rein Allow - %Prm Ntwk Fee	—	—	—	—	—	—	—
AZ	RNL Rein Allow - %Prm Maint	—	—	—	—	—	—	—
BA	RNL Rein Allow - %Prm Care Adv	—	—	—	—	—	—	—
BB	RNL Rein Allow - %Clm Pd Admin	—	—	—	—	—	—	—
BC	RNL Rein Allow - Per Pol Inf	—	—	—	—	—	—	—
BD	RNL Rein Allow - DAC Tax	—	—	—	—	—	—	—
BE	Disabilitiy Income	—	—	—	—	—	—	—
BF	Comm/Exp Allow Reins Assmd-FY	—	—	—	—	—	—	—
BG	Comm/Exp Allow Reins Assmd-Sgl	—	—	—	—	—	—	—
BH	Comm/Exp Allow Reins Assmd-Ren	—	—	—	—	—	—	—
BI	Exp Allow - Acquisition	—	—	—	—	—	—	—
BJ	Exp Allow - Marketing	—	—	—	—	—	—	—
BK	Exp Allow - Maintenance	—	—	—	—	—	—	—
BL	Prem Tax Allow Assmd - 1 Yr	—	—	—	—	—	—	—
BM	Prem Tax Allow Assmd - Rnl	—	—	—	—	—	—	—
BN	Total Ceding Commission (Sum (X : BM))		—	—		—	—

Exhibit A

POLICY FORMS AND PLAN CODES, SUM OF ALL RESERVE ITEMS

A-1

American Exchange (as of 12/31/2008)

5A

Company	Plan Code	Amount Inforce	Stat Reserve	Deficiency Reserve	Stat + Deficiency Reserve	Count	Type	Wilton Coverage
005	005AB1111 XN	1,847,000	6,726	—	6,726	36	Traditional
005	005BA1111 XN	121	82	—	82	2	Traditional
005	005BK1511 XN	50,000	592	—	592	1	Traditional
005	005DAD111 XN	18,000	164	—	164	1	Traditional
005	005DAE111 XN	20,000	480	—	480	1	Traditional
005	005DCB111 XN	90,000	251	—	251	3	Traditional
005	005DCC111 XN	25,000	51	—	51	1	Traditional
005	005DCD111 XN	25,000	361	—	361	1	Traditional
005	005DCE111 XN	51,000	1,914	—	1,914	2	Traditional
005	005DF1111 XN	110,000	677	—	677	13	Traditional
005	005DF2111 XN	645,000	2,076	—	2,076	36	Traditional
005	005EJ1111 XN	4,000	3,105	—	3,105	4	Traditional
005	005ES1111 XN	5,900	1,460	—	1,460	3	Traditional
005	005GC1111 XN	15,000	6,360	—	6,360	3	Traditional
005	005HEB1N1 XN	653	605	—	605	1	Traditional
005	005HEC1N1 XN	13,828	1,698	—	1,698	2	Traditional
005	005HEJ1N1 XN	2,000	1,095	—	1,095	2	Traditional
005	005HME 1N1 XN	5,000	798	—	798	2	Traditional
005	005HWA1N1 XN	69,924	30,606	—	30,606	59	Traditional
005	005HWA2N1 XN	331,701	98,690	—	98,690	112	Traditional
005	005HWA4N1 XN	32,308	1,224	—	1,224	3	Traditional
005	005HWA5L1 XN	786,513	55,744	—	55,744	61	Traditional
005	005LA2111 XN	650	27	—	27	2	Traditional
005	005LB1111 XN	526	292	—	292	3	Traditional
005	005MA2711 XN	325,000	82,336	—	82,336	63	Traditional
005	005ME1111 XN	14,500	20,863	—	20,863	13	Traditional
005	005ME1211 XN	9,000	11,713	—	11,713	9	Traditional
005	005ME2111 XN	35,555	22,989	—	22,989	8	Traditional
005	005ME3111 XN	22,000	10,018	—	10,018	4	Traditional
005	005ML7111 XN	9,014	1,922	—	1,922	5	Traditional	Wilton
005	005PEB1N1 XN	24,000	18,026	—	18,026	20	Traditional
005	005PEH1N1 XN	2,344	1,411	—	1,411	3	Traditional
005	005PME1N1 XN	1,265	2,309	—	2,309	1	Traditional
005	005PME2L1 XN	3,090	2,491	—	2,491	1	Traditional
005	005PWA1N1 XN	373,189	273,130	—	273,130	296	Traditional
005	005PWA2N1 XN	241,063	154,513	—	154,513	123	Traditional
005	005PWA5L1 XN	56,239	17,801	—	17,801	16	Traditional
005	005PWA711 XN	72	51	—	51	1	Traditional	Wilton
005	005RCF211 XN	80,000	125	—	125	—	Traditional
005	005RCML71 XN	89	83	—	83	—	Traditional	Wilton
005	005RCW311 XN	73,000	143	—	143	—	Traditional
005	005RCWA71 XN	215,000	140	—	140	—	Traditional	Wilton
005	005RSF111 XN	15,000	113	—	113	—	Traditional
005	005RSF211 XN	45,500	64	—	64	—	Traditional
005	005RSW111 XN	5,000	2,273	—	2,273	1	Traditional
005	005WA1111 XN	97,790	71,343	—	71,343	83	Traditional
005	005WA2111 XN	152,500	120,312	—	120,312	13	Traditional
005	005WA3111 XN	87,724	46,410	—	46,410	16	Traditional
005	005WA4111 XN	181,000	117,689	—	117,689	98	Traditional
005	005WA4211 XN	103,538	63,996	—	63,996	37	Traditional
005	005WA5111 XN	195,000	59,430	—	59,430	15	Traditional
005	005WA6111 XN	2,636,256	460,029	—	460,029	236	Traditional
005	005WA7111 XN	641,714	27,672	—	27,672	64	Traditional	Wilton
005	005WA7211 XN	16,000	1,080	—	1,080	3	Traditional	Wilton
005	005WE1111 XN	10,000	6,098	—	6,098	4	Traditional
005	005WE2111 XN	89,000	57,938	—	57,938	14	Traditional
005	005WE3111 XN	9,176	6,199	—	6,199	4	Traditional
005	005WF1111 XN	63,100	55,943	—	55,943	40	Traditional
005	005WF2111 XN	10,000	5,731	—	5,731	2	Traditional
005	005WF3111 XN	82,000	46,619	—	46,619	35	Traditional
005	005WF3211 XN	32,599	15,306	—	15,306	19	Traditional
005	005WG1111 XN	20,500	6,746	—	6,746	6	Traditional
005	005WS1111 XN	311,333	170,469	—	170,469	32	Traditional
005	005WS2111 XN	44,360	18,232	—	18,232	11	Traditional

Total		10,482,634	2,194,834	—	2,194,834	1,650
Adjustments		9,911	—	—	—	—
Total		10,492,545	2,194,834	—	2,194,834	1,650

5D

Company	Plan Code	Amount Inforce	Stat Reserve	Deficiency Reserve	Stat + Deficiency Reserve		Type
005	005RAML71 XN	24,800	88	—	88		ADB Rider	Wilton
005	005RAW111 XN	9,500	8	—	8		ADB Rider
005	005RAW211 XN	72,000	57	—	57		ADB Rider
005	005RAWA71 XN	386,000	1,325	—	1,325		ADB Rider	Wilton
005	005RAX111 XN	782,000	759	—	759		ADB Rider

Total		1,274,300	2,237	—	2,237
Adjustments		—	—	—	—
Total		1,274,300	2,237	—	2,237

5E

Company	Plan Code	Amount Inforce	Stat Reserve	Deficiency Reserve	Stat + Deficiency Reserve		Type
005	005RWW211 XN	1,475	179	—	179		DISABILITY ACTIVE LIVES
005	005RWW311 XN	3,319	503	—	503		DISABILITY ACTIVE LIVES
005	005RWW411 XN	117	—	—	—		DISABILITY ACTIVE LIVES

Total		4,911	682	—	682
Adjustments		—	—	—	—
Total		4,911	682	—	682

5F

Company	Plan Code	Amount Inforce	Stat Reserve	Deficiency Reserve	Stat + Deficiency Reserve		Type
005			1,217

5G

Company	Plan Code	Amount Inforce	Stat Reserve	Deficiency Reserve	Stat + Deficiency Reserve		Type
005	005RGW111 XN		43

Reinsurance

Company	Name	Ceded Face	Ceded Reserve
005	American Pioneer Life Insurance Co.	6,991,720	1,926,934
005	Champions Life Insurance Co.	1,443,007	5,267
005	Swiss Re Life & Health Ameria Inc	13,160	611
005	Optimum Re Insurance Co.	376,000	19,736
005	Optimum Re Insurance Co.	—	—
005	Wilton Reassurance Co.	661,417	24,271

Total		9,485,304	1,976,819
Adjustments		—	—
Total		9,485,304	1,976,819

AMEX TOTALS

Exhibit		Amount Inforce	Statutory Reserve
5A		10,492,545	2,194,834
5B		—	—
5C		—	—
5D		1,274,300	2,237
5E		4,911	682
5F		—	1,217
5G		—	43

Ajustments		—	—
Total		10,492,545	2,199,013
Actual		10,492,545	2,199,013

Total CEDED		9,485,304	1,976,819
Ajustments		—	—
Total		9,485,304	1,976,819
Actual		9,485,304	1,976,819

Total NET		1,007,241	222,194		0	(0)
Actual		1,007,241	222,194

Wilton Coverage Adjustment		220,472	8,090

Total After Wilton removed		786,769	214,104

Exhibit B

STATUTORY RESERVES AND LIABILITIES BY POLICY

The Ceding Company sent the information on Exhibit B to the Reinsurer via a CD data file on Friday, April 10, 2009. The Reinsurer received the information on Monday, April 13, 2009.

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Exhibit C

TRANSFERRED ASSETS

The Transferred Assets shall be within one of the following two (2) categories:

1. Cash

2. United States Dollar-Denominated Securities issued or guaranteed by the United States Treasury.

Valuation of Assets

(a) By 5:00 p.m. on the fifth (5th) Business Day prior to the Closing Date, the parties by mutual agreement shall designate certain Transferred Assets as “IDC Assets”, provided that IDC quotes prices for such Transferred Assets. All Transferred Assets not designated as IDC Assets shall be designated “Brokers Assets.” If the parties cannot agree on the designation of any particular Transferred Asset as an “IDC Asset”, such Transferred Asset shall be conclusively deemed to be a Brokers Asset. The fair market value of each Transferred Asset that is an IDC Asset and each Transferred Asset that is a Brokers Asset shall be determined as follows:

(i) No later than 9:00 a.m. on the Business Day immediately prior to the Closing Date, Reinsurer shall submit to IDC the CUSIP number (or other unique identifier if CUSIP is not available) and face amount of each IDC Asset and request that IDC provide in writing as promptly as practicable to the Ceding Company and the Reinsurer each such Transferred Asset’s price (for the given face amount) as of approximately 3:00 p.m. on such Business Day. The price quoted by IDC shall be referred to as the “IDC Price”.

(ii) No later than 5:00 p.m. on the fourth (4th) Business Day prior to the Closing Date, the Reinsurer shall submit simultaneously to each of the three (3) Brokers the CUSIP number (or other unique identifier if CUSIP is not available) and face amount of each Brokers Asset and request that each Broker provide in writing as promptly as practicable to the Ceding Company and the Reinsurer each such Transferred Asset’s price (for the given face amount), with such price setting forth the bid value and ask value of each such Transferred Asset as of approximately 3:00 p.m. on the Business Day immediately prior to the Closing Date. The price quoted by each Broker for each Brokers Asset shall be the average of such bid and ask price and shall be designated as the “Broker’s Quote” for each such Brokers Asset.

(iii) The Reinsurer and the Ceding Company together shall review the IDC Prices and Brokers’ Quotes for any errors and omissions or other disagreements (together, “Disagreements”). If the Reinsurer or the Ceding Company reasonably determines that there exists any Disagreement, the Reinsurer and the Ceding Company shall immediately notify IDC or the applicable Broker, as the case may be, and use their commercially reasonable efforts to determine and resolve with the applicable party any such Disagreement prior to the Closing, or as promptly as practicable after the Closing, in accordance with the principles set forth in this Exhibit C.

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(b) The fair market value of each IDC Asset shall be the IDC Price. The fair market value of each Brokers Asset is the Broker’s Quote remaining for such asset after discarding the highest and lowest Broker’s Quote for such asset. Such fair market values for the IDC and Brokers Assets shall be referred to as the “Fair Market Value” of such asset.

(c) For purposes of this Exhibit C:

(i) “Brokers” means the following brokers: Citigroup, Merrill Lynch & Co. and JPMorgan Chase & Co.; provided, that, if any such broker does not provide a Brokers Quote or hereafter becomes an Affiliate of the Reinsurer or the Ceding Company, the parties shall mutually decide in good faith whether to proceed without such Brokers Quote or to identify a mutually acceptable replacement broker.

(ii) “IDC” means the pricing and quotation service offered by Financial Time Interactive Data Corp.

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